SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): October 2, 1998



                            Zomax Optical Media, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-28426                                           41-1833089
(Commission File Number)                 (I.R.S. Employer Identification Number)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9300
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 2.  Acquisition or Disposition of Assets.

         On October 2, 1998, the Registrant acquired 4,310,345 shares of the Common Stock of Chumbo Holdings Corporation ("Chumbo") pursuant to a Stock Purchase Agreement dated October 2, 1998 (the "Purchase"). The Registrant contributed $5,000,000 of cash on hand to the capital of Chumbo in consideration for the Common Stock issued to the Registrant pursuant to the Purchase. The Registrant also received a warrant, exercisable over ten years at a price of $1.16 per share, to purchase an additional 906,350 shares of Chumbo Common Stock (the "Warrant").

         Chumbo conducts its operations through two wholly-owned subsidiaries, Chumbo.com, Inc. and Point Group Corporation. Point Group Corporation is a licensee and reseller of computer software. Chumbo.com, Inc. has developed proprietary software for Internet commerce and operates a website (http://www.chumbo.com) selling computer software over the Internet. As a result of the Purchase, the Registrant acquired approximately one-third of the outstanding equity of Chumbo and will have access to Chumbo's proprietary Internet software to service customers of the Registrant. Mr. James T. Anderson, the Registrant's President and Chief Executive Officer, will assume the additional role of Chief Executive Officer of Chumbo. The Registrant has transferred the Warrant to Mr. Anderson in recognition of his additional duties and responsibilities relating to Chumbo. Mr. Timothy H. Burton will be President of Chumbo and continue to be responsible for its day-to-day operations.

         The Registrant believes that the foregoing transaction is consistent with its strategy of expanding operations through acquisitions and broadening its base of customers. The success of this transaction will depend primarily on the ability of Chumbo, a development stage company, to emerge as a profitable reseller of computer software via the Internet and conventional distribution channels as well as on the ability of the Registrant to successfully implement Internet-based commerce. The ability of Chumbo and the Registrant to achieve these goals will be affected by a variety of factors, including strategies of customers, market demand for Chumbo's products, and general economic factors such as consumer confidence and inflation.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of the businesses acquired:

                  Not required.

         (b)      Pro forma financial information:

                  Not required.

         (c)      Exhibits:

         2.1 Stock Purchase Agreement dated October 2, 1998 by and among Zomax Optical Media, Inc., Chumbo Holdings Corporation and the shareholders of Chumbo Holdings Corporation. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Stock Purchase Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 1998
                                             ZOMAX OPTICAL MEDIA, INC.



                                             By /s/ James E. Flaherty
                                             James E. Flaherty,
                                             Chief Financial Officer




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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            EXHIBIT INDEX TO FORM 8-K



Date of Report:                                            Commission File No.:
October 2, 1998                                                     0-28426



                            ZOMAX OPTICAL MEDIA, INC.



EXHIBIT NO.                ITEM

2.1 Stock Purchase Agreement dated October 2, 1998 by and among Zomax Optical Media, Inc., Chumbo Holdings Corporation and the shareholders of Chumbo Holdings Corporation. Upon the request of the Commission, the Registrant agrees to furnish a copy of the exhibits and schedules to the Stock Purchase Agreement, subject to requests for confidential treatment of certain information contained in such exhibits and schedules.